EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Annual Report of Princeton National Bancorp, Inc. ("PNBC") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Todd D. Fanning, Vice-President & Chief Financial Officer of PNBC, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:


(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of PNBC.



/s/ Todd D. Fanning
-------------------------



Todd D. Fanning
Vice-President & Chief Financial Officer

March 26, 2003





A signed original of this written statement required by Section 906 has been provided to Princeton National Bancorp, Inc. and will be retained by Princeton National Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.